As Filed With the Securities and Exchange Commission on September 5, 2007
                                                     Registration No. 333-144840

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                             Registration Statement
                        Under the Securities Act of 1933
                                 Amendment No. 1


                             Northern Minerals Inc.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                                 1000                             20-8624019
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

            167 Caulder Drive
   Oakville, Ontario, Canada L6J 4T2          905-248 3277          905-248 3277
(Address of principal Executive Offices)   (Telephone Number)       (Fax Number)

            Damian O'Hara
          167 Caulder Drive
  Oakville, Ontario, Canada L6J 4T2           905-248 3277          905-248 3277
(Name and Address of Agent for Service)    (Telephone Number)       (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares              2,000,000           $0.02         $40,000           $1.22
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                             NORTHERN MINERALS INC.
               2,000,000 SHARES OF COMMON STOCK AT $.02 PER SHARE


This is the initial offering of common stock of Northern Minerals Inc. and no public market currently exists for the securities being offered. Northern Minerals Inc. is offering for sale a total of 2,000,000 of common stock at a price of $0.02 per share. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officers and directors will attempt to sell the shares. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, it is our intent that the funds be promptly returned to the investors, without interest or deduction, however there is no assurance we will be able to do so (see Risk Factors). The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering will end on _______, 200_ (date to be inserted upon effectiveness of Registration Statement).

Our current cash balance is insufficient to fund our operations for the next twelve months. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering.


Northern Minerals Inc. is an exploration stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditors have issued an audit opinion for Northern Minerals Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful, accurate, current or complete. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock          $.02           $40,000            $0             $40,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           3
RISK FACTORS                                                                4
Risks Associated with our Company                                           4
Risks Associated with this Offering                                         6
FORWARD LOOKING STATEMENTS                                                  8
USE OF PROCEEDS                                                             8
DETERMINATION OF OFFERING PRICE                                             8
DILUTION                                                                    9
PLAN OF DISTRIBUTION                                                       10
     Offering will be Sold by Our Officer and Directors                    10
     Terms of the Offering                                                 11
     Deposit of Offering Proceeds                                          11
     Procedures for and Requirements for Subscribing                       11
LEGAL PROCEEDINGS                                                          11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             14
DESCRIPTION OF SECURITIES                                                  15
INTEREST OF NAMED EXPERTS AND COUNSEL                                      16
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
 LIABILITIES                                                               16
ORGANIZATION WITHIN LAST FIVE YEARS                                        16
DESCRIPTION OF OUR BUSINESS                                                17
     Glossary                                                              17
     General Information                                                   18
     Competition                                                           28
     Compliance with Government Regulation                                 28
     Patents and Trademarks                                                29
     Need for any government Approval of Principal Products                29
     Research and Development Activities                                   29
     Employees and Employment Agreements                                   29
     Reports to Security Holders                                           29
PLAN OF OPERATION                                                          30
DESCRIPTION OF PROPERTY                                                    35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             35
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   35
EXECUTIVE COMPENSATION                                                     38
FINANCIAL STATEMENTS                                                       39
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                39

                                     SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our" and "Northern Minerals" are to Northern Minerals Inc.

Northern Minerals Inc. was incorporated in the State of Nevada on March 5, 2007 to engage in the acquisition, exploration and development of natural resource properties. We intend to use the proceeds from this offering to develop our business operations. We are an exploration stage company with no revenues or operating history. The principal executive offices are located at 167 Caulder Drive, Oakville, Ontario, Canada L6J 4T2. The telephone number is 905-248 3277.


We received our initial funding of $5,000 through the sale of common stock to our officers and directors who each purchased 500,000 shares of our common stock at $0.005 per share on March 5, 2007. On March 29, 2007 a total of 1,400,000 shares were issued to Damian O'Hara, one of our directors, in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 5, 2007) through June 30, 2007 report no revenues and a net loss of $10,470. Subsequent to our June 30, 2007 financial statements on July 3, 2007, Nicole O'Hara, an officer and director, purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share). Our independent auditor has issued an audit opinion for Northern Minerals Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


Our mineral claims have been staked and we paid for a geological report prepared by a professional geologist. We have not yet commenced any exploration activities on the claims. Our property, known as the Eat 1-4 Mineral Claims, may not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

OFFERING

Securities Being Offered     2,000,000 shares of common stock.

Price per Share              $0.02

Offering Period              The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Proceeds                     $40,000

Securities Issued
and Outstanding              3,400,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration costs           We estimate our total offering registration costs
                             to be $7,000.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY:


OUR CURRENT CASH BALANCE IS INSUFFICIENT TO FUND OUR OPERATIONS FOR THE NEXT TWELVE MONTHS. IN ORDER TO ACHIEVE OUR BUSINESS PLAN GOALS, WE WILL NEED THE FUNDING FROM THIS OFFERING.

Our current operating funds are less than necessary to complete all intended exploration of the Eat 1-4 claims, and therefore we will need the proceeds from this offering in order to complete our business plan. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We currently have limited operations and we have generated no income.


BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFIT IN THE FUTURE.

The report of our independent accountant to our audited financial statements for the year ended March 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Eat 1-4 mineral claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 5, 2007 and to date have been involved primarily in organizational activities and the acquisition of the claims. We have not earned any revenues as of the date of this prospectus.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

OUR MINERAL EXPLORATION EFFORTS MAY BE UNSUCCESSFUL RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

No known bodies of commercial ore or economic deposits have been established on our property. Even in the event commercial quantities of minerals are discovered, the exploration property might not be brought into a state of commercial production. Finding mineral deposits is dependent on a number of factors, including the technical skill of exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent on a number of factors, some of which are particular attributes of the deposit, such as size, grade and proximity to infrastructure, as well as metal prices.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES, WHICH COULD HURT OUR FINANCIAL POSITION AND POSSIBLY RESULT IN THE FAILURE OF OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE EAT 1-4 CLAIMS, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Eat 1-4 claims do not contain any known bodies of mineralization. If our exploration programs are successful in establishing silver and gold of commercial tonnage and grade, we will require additional funds in order to place the Eat 1-4 claims into commercial production. We may not be able to obtain such financing.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

Laws and regulations govern the exploration, development, mining, production, importing and exporting of minerals; taxes; labor standards; occupational health; waste disposal; protection of the environment; mine safety; toxic substances; and other matters. In many cases, licenses and permits are required to conduct mining operations. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation thereof could have a substantial adverse impact on us. Applicable laws and regulations will require us to make certain capital and operating expenditures to initiate new operations. Under certain circumstances, we may be required to stop exploration activities once started until a particular problem is remedied or to undertake other remedial actions.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president and director, Damian O'Hara, intends to devote approximately 10% of his business time (4-5 hours per week) providing services to us and our secretary and director Nicole O'Hara devotes approximately 5% of her business time (2-3 hours per week). While our directors presently possess adequate time to attend to our interests, it is possible that the demands on our directors from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

RISKS ASSOCIATED WITH THIS OFFERING:

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES AND WILL INCUR LOSSES AS A RESULT.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefit from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholders (3,400,000 shares) will be increased by $.008 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.01 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.001 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $7,000 cost of this registration statement to be paid from existing cash on hand. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the Over the Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. & MRS. O'HARA, THE OFFICERS AND DIRECTORS OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING THEY WILL OWN 62% OF THE OUTSTANDING SHARES. IF THEY CHOOSE TO SELL THEIR SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. & Mrs. O'Hara's share ownership in our company, if they choose to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $40,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

     Total Proceeds to the Company              $40,000

     Phase One Exploration Program               10,000
     Phase Two Exploration Program               15,000
     Administration and Office Expense            2,500
     Legal and Accounting                         4,500
     Working Capital                              8,000
                                                -------

     Total Use of Net Proceeds                  $40,000
                                                =======


We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, it is our intent that all funds will be returned promptly to the subscribers, without interest or deduction, however there is no assurance we will be able to do so. If necessary our directors have verbally agreed to loan the company funds to complete the registration process, but we will require funding to implement our complete business plan.


                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

As of the date of this prospectus, the net tangible book value of our shares was $4,585 or $0.002 per share, based upon 3,400,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $40,000, the net tangible book value of the 5,400,000 shares to be outstanding will be $44,585, or approximately $.01 per share. Accordingly, the net tangible book value of the shares held by our existing stockholders (3,400,000 shares) will be increased by $.008 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 per share) of $.01 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.01 per share, reflecting an immediate reduction in the $.02 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 62% of the total number of shares then outstanding, for which they will have made an investment of $17,000, or $.005 per share. Upon completion of the offering, the purchasers of the shares offered hereby will own 38% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.02 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .02
     Net Tangible Book Value Prior to this Offering       $ .002
     Net Tangible Book Value After Offering               $ .01
     Immediate Dilution per Share to New Investors        $ .01

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
     Existing
     Stockholders        $.005       2,400,000          62%         $17,000

     Investors in
     This Offering       $ .02       2,000,000          38%         $40,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Damian and Nicole O'Hara, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum purchase requirement per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS


This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $40,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, it is our intent that all money will be promptly returned to the investors, without interest or deduction, however there is no assurance we will be able to do so. We determined the use of the standard bank account was the most efficient use of our current limited funds.


PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank draft to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Northern Minerals Inc.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officers and directors of Northern Minerals Inc., whose one year terms will expire 3/1/08, or at such a time as their successor(s) shall be elected and qualified are as follows:

Name & Address         Age     Position      Date First Elected    Term Expires
--------------         ---     --------      ------------------    ------------

Damian O'Hara          43      President,         3/5/07              3/1/08
167 Caulder Drive              Treasurer,
Oakville, Ontario              CFO, CEO &,
Canada L6J 4T2                 Director

Nicole O'Hara          45      Secretary          2/5/07              3/1/08
167 Caulder Drive              Director
Oakville, Ontario
Canada L6J 4T2

The foregoing persons are promoters of Northern Minerals Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Mr. O'Hara currently devotes 4-5 hours per week to company matters. Mrs. O'Hara currently devotes 2-3 hours per week to company matters. After receiving funding per our business plan they intend to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

RESUMES

Damian O'Hara - Director, President, CEO, Treasurer & CFO

WORK EXPERIENCE

SEPTEMBER 2001 TO DATE
President - Allen Carr North America
Allen Carr North America is the US and Canadian division of the Allen Carr's Easyway Intl. The company conducts smoking cessation seminars and publishes Allen Carr's stop smoking book.
Role: To head up the establishment and development of the Allen Carr smoking cessation seminar and publishing businesses in North America

JUNE 1998 - JUNE 2001
Director - International A. Nelson & Co.
Role: To develop international markets for Nelson's range of herbal and homoeopathic remedies

1995 - 1998
General Manager Marketing - GTC Olayan, Khobar, Saudi Arabia
Role: To oversee the development and implementation of marketing programmes for our client brands, including Coca-Cola, Duracell, Nestle, Colgate, Kimberly-Clark and Nabisco.

1992 - 1995
General Manager - Publi-Graphics Advertising, Dubai
Role: To manage and grow PG's advertising and below-the-line revenues

1989 - 1990
Senior Account Director - J. Walter Thompson, Hong Kong

1987 - 1989
Account Manager / Account Director - Ogilvy & Mather, Hong Kong

1986 - 1987
Account Executive / Account Manager - MHA Advertising, London, England

EDUCATION

B.A. (Hons.) Business Studies - University of Westminster (July 1987) Member - Chartered Institute of Marketing (1988)
Member - International Institute of Advertising (1990)
Dip. M (Chartered Institute of Marketing) (1987)
Dip. DM (Institute of Direct Marketing) (1989)

NICOLE O'HARA - DIRECTOR & SECRETARY

WORK EXPERIENCE

2005 to date
Senior Vice-President - Easyway Management Services Ltd.
Role: To provide management and marketing consultancy to SME's

2000 - 2005
Vice-President, Operations - Allen Carr North America
Role: To handle the organizational and logistical side of the establishment and development of the Allen Carr smoking cessation seminar and publishing businesses in North America

1993 - 2000
Homemaker

1990 - 1993
Regional PR Director - Holiday Inns Asia Pacific

1986 - 1990
Journalist - South China Morning Post

EDUCATION

M.A. - University of Edinburgh
B.A. (Hons.) - University of Edinburgh

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Northern Minerals Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner (1)           Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------

Damian O'Hara(2)              1,900,000     1,900,000         55%         35%

Nicole O'Hara(2)              1,500,000     1,500,000         45%         27%

All Officers and
 Directors as a Group         3,400,000     3,400,000        100%         62%

----------
(1) Each of the persons named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.
(2)  Damian O'Hara and Nicole O'Hara are married.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the current shareholders will own 62% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this prospectus, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent factors. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to the year ended March 31, 2007, included in this prospectus, have been audited by Lawrence Scharfman, CPA of Boynton Beach, FL. We include the financial statements in reliance on his reports, given upon his authority as an expert in accounting and auditing.

The Law Firm of Joseph I. Emas of Miami Beach, FL has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

James W. McLeod, Professional Geologist, has provided us with the geology report upon which the exploration program contained herein is based.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Northern Minerals Inc. was incorporated in Nevada on March 5, 2007 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Damian O'Hara was named President, Treasurer and Director of the company, and Nicole O'Hara was named Secretary and Director. The Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Mr. and Mrs, O'Hara who each purchased 500,000 shares of our Common Stock at $0.005 per share on March 5, 2007. On March 29, 2007 a total of 1,400,000 shares were issued to Damian O'Hara in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims. On July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share).

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report.

There is the likelihood of our mineral claims containing little or no economic mineralization. The Eat property consists of four contiguous, located, lode mineral claims, known as Eat 1-4, comprising a total of 82.64 acres. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we may be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

Glossary of Mining Terms:

     Aeromagnetic survey - a magnetic survey conducted from the air normally using a helicopter or fixed-wing aircraft to carry the detection instrument and the recorder. Total intensity magnetic field of the earth in gammas relative to an arbitrary datum.

     Alluvial - unconsolidated sediments that are carried and hence deposited by a stream or river. In the southwest USA most in filled valleys often between mountain ranges were deposited with alluvium.

     Andesitic to basaltic composition - a range of rock descriptions using the chemical make-up or mineral norms of the same.

     Aphanitic - fine grained crystalline texture.

     Blind-basin - a basin practically closed off by enveloping rock exposures making the central portion of unconsolidated alluvial basin isolated.

     Colluvium - loose, unconsolidated material usually derived by gravitational means, such as falling from a cliff or scarp-face and often due to a sort of benign erosion such as heating and cooling in a desert environment.

     Desert wash - out-wash in dry (desert) or arid areas of colluvium or alluvial material accumulated on the sides of valleys or basin channels by often irregular and violent water flow, i.e. flash floods.

     Elongate basin - a longer than wide depression that could be favorable to in-filling by material from adjacent eroding mountains.

     Formation - the fundamental unit of similar rock assemblages used in stratigraphy.

     Intermontane belt - between mountains (ranges), a usually longer than wide depression occurring between enclosing mountain ranges that supply the erosional material to infill the basin.

     Lode mineral claim (Nevada) - with a maximum area contained within 1500' long by 600' wide = 20.66 acres.

     Overburden or Drift Cover - any loose material which overlies bedrock.

     Plagioclase feldspar - a specific range of chemical composition of common or abundant rock forming silicate minerals.

     Playa - the lowest part of an intermontane basin which is frequently flooded by run-off from the adjacent highlands or by local rainfall.

     Plutonic, igneous or intrusive rock - usually a medium to coarser grain sized crystalline rock that generally is derived from a sub-surface magma and then consolidated, such as in dykes, plugs, stocks or batholiths, from smallest to largest.

     Porphyritic in augite pyroxene - Large porphyroblasts or crystals of a specific rock-forming mineral, i.e. augite occurring within a matrix of finer grained rock-forming minerals.

     Quarternary - the youngest period of the Cenozoic era. Snow equivalent - Approximately 1" of precipitation (rain) = 1' snow.

     Syenite - Coarse grained, alkalic, low in quartz intrusive rock.

     Trachyte - fine grained or glassy equivalent of a syenite.

     Volcaniclastic - Angular to rounded particles of a wide range of size within (a welded) finer grain-sized matrix of volcanic origin.

GENERAL INFORMATION

The Eat property consists of four contiguous, located, lode mineral claims, comprised of a total of 82.64 acres. Northern Minerals Inc., a Nevada, U.S.A. corporation is the beneficial owner of the mineral claims.

The mineral claim area is underlain in the eastern one-third portion by unconsolidated material comprised of desert wash, colluvium, alluvial and playa deposits of Quaternary period.

The western two-thirds of the mineral claim group is dominated by bedrock occurrences which are as interlayered sedimentary and metamorphic units. The claim area has been mapped as exhibiting some low angle, thrust faulting.

The underlying rock units exhibit a distinctive NW-SE trending aeromagnetic pattern that could indicate a response due to a rock contact. Some of the mineral claim area is drift or overburden covered and offers exploration potential. The author feels that the potential exists for movement of mineralizing fluids to have impregnated these northeasterly to east-westerly trending zones. These fluids could emanate from deeper sources related to intrusive activity and travel along structurally prepared conduits in the underlying bedrock.

The mineral claim is favorably situated and may require geophysical surveys to determine in more detail its potential following the initial prospecting, mapping and reconnaissance soil geochemistry program. An exploratory drilling program could follow the Phase 1 - 3 surveys and be contingent upon positive results being obtained from the previous fieldwork.

The object of our initial exploration undertaking is to assess areas that may require more detailed investigations to assist in determining their economic significance.

The Eat property lies in the west central area of the State of Nevada 26 miles southwest of the Town of Tonopah and is accessible from Highway 95 by traveling north of the Town for 41 miles to the Silver Peak cutoff (Nevada Highway 265). Go south for 17 miles towards Silver Peak and turn to the east at the Weepah junction. Travel northeast for 3.4 miles to a fork in the road. Take the left fork and travel north for 5 miles to the canyon and another fork in the road. Take the right fork for 0.75 miles to the property.

There is not a plant or any equipment currently located on the property. It is expected that the initial exploration phase will be supported by generators. The Town of Tonopah offers much of the necessary amenities required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south of Tonopah.

A three-phase exploration program to evaluate the area is considered appropriate and is recommended by the consulting geologist in his report. Phase 1 of the work program will consist of detailed prospecting, mapping and soil geochemistry. Contingent upon favorable results from Phase 1, Phase 2 work would consist of magnetometer and VLF electromagnetic, grid controlled surveys over the areas of interest determined by the Phase 1 survey. Contingent upon the results of Phases 1 and 2, Phase 3 would consist of an induced polarization survey over grid controlled anomalous areas of interest outlined by Phase 1&2 fieldwork. Hoe or bulldozer trenching, mapping and sampling of bedrock anomalies would also be carried out.

The cost of the proposed program is $10,000 for the initial phase of exploration work, $15,000 for the contingent second phase and $35,000 for the third phase. We plan to commence Phase 1 of the exploration program in the fall of 2007 if we are able to raise the necessary funds from this offering.

The discussions contained herein are management's estimates based on information provided by the consulting geologist who prepared the geology report. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding to proceed with any subsequent work on the claims if mineralization is found.

ACQUISITION OF THE MINERAL CLAIMS

The Eat Mineral Claims were staked on behalf of the company and are recorded in the name of the company. The claims are in good standing to September 1, 2007.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE


The title for the claims is in good standing until September 2007. During the first week in August 2007 a filing was made by the Company to the County and Bureau of Land Management that we intend to retain the claims and to continue performing exploration work on them. Such work will be reported and filed at the appropriate time.


LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The Eat property lies in the west central area of the State of Nevada southwest of the Town of Tonopah and is accessible from Highway 95 by traveling north of the Town for 41 miles to the Silver Peak cutoff (Nevada Highway 265). Go south for 17 miles towards Silver Peak and turn to the east at the Weepah junction. Travel northeast for 3.4 miles to a fork in the road. Take the left fork and travel north for 5 miles to the canyon and another fork in the road. Take the right fork for 0.75 miles to the property.

The area experiences about 4" - 8" of precipitation annually of which about 20% may occur as a snow equivalent this amount of precipitation suggests a climatic classification of arid to semi-arid. The summers can experience hot weather, middle 60's to 70's F(degree) average with high spells of 100+F(degree) while the winters are generally more severe than the dry belt to the west and can last from December through February. Temperatures experienced during mid-winter average, for the month of January, from the high 20's to the low 40's F(degree) with low spells down to -20 F(degree).

The Town of Tonopah offers much of the necessary amenities required to base and carry-out an exploration program (accommodations, communications, equipment and supplies). Larger or specialized equipment can be acquired in the City of Las Vegas lying 209 miles by paved road (Highway 95) to the south of Tonopah. Infrastructure such as highways and secondary roads, communications, accommodations and supplies that are essential to carrying-out an exploration program are at hand in Tonopah-Silver Peak area.

The Eat property lies in low sloping terrain that occurs on the western flank of the mountainous Weepah Hills. Much of this area with many broad open valleys and spiney mountain ridges hosts sagebrush and other desert plants on the low hill slopes. Juniper and pinon growing above 6,500' with pinon becoming more dominant at higher elevations. The area is arid. Many intermittent, old south draining water courses traverse the area, but surface water is very scarce and potable surface water does not occur. Drilling water would have to be trucked in from Silver Peak.

                      [MAP SHOWING THE PROPERTY LOCATION]

                        [MAP SHOWING THE CLAIM LOCATION]

HISTORY

Mining holds a historical and contemporary place in the development and economic well being of the area.

The recorded mining history of the general area dates from the 1860's when prospectors passed through heading north and west. The many significant lode gold, silver and other mineral product deposits developed in the area was that of the Goldfield Camp, 1905; Coaldale, coal field, 1913; Divide Silver Mining District, 1921 and the Candalaria silver-gold mine which operated as an underground lode gold deposit in 1922 and again in the 1990's as an open cut, cyanide heap leach operation.

GEOLOGICAL SETTING

REGIONAL GEOLOGY

The regional geology of Nevada is depicted as being underlain by all major types of rock units. These appear to range from oldest to youngest in an east to west direction, respectively. The oldest units are found to occur in the southeast corner of the State along the Colorado River. The bedrock units exhibit a north-south fabric of alternating east-west ranges and valleys. This feature suggests W to E compression that has expression through low angle thrust faulting and bringing the older rock units into contact with the younger units as a detached assemblage. Faulting plays a large part in many areas of Nevada and an even larger part in the emplacement of mineral occurrences and ore bodies.

The geology of Esmeralda County has been recognized to contain three age related assemblages; the older sedimentary and metamorphic units with a mid-aged sedimentary and igneous assemblage and the youngest volcanic-sedimentary assemblage. These major divisions are divided by unconformities, i.e. periods of age that are not represented or erosion gaps in the record.

LOCAL GEOLOGY

The local geology within the Weepah area appears to be represented by the older meta-sedimentary contacting with the younger Jurassic aged intrusive rock units. The youngest Post Plutonic assemblage occurs about the older rock units. Thrust faulting is evident in the area and may offer exploration potential.

Tertiary age volcano-sediments and ash fall tuff units are abundant on the west side of the Weepah hills. Much of the area has very young unconsolidated cover on the flanks of many of the hills and older stream courses.

PROPERTY GEOLOGY

The geology of the Eat property area may be described as being covered by Lower Paleozoic age meta-sediments; Mesozoic age intrusive units and Quaternary age desert wash, collovium, alluvium and playa deposits and some. This young covered basin within a larger surrounding area of rock exposure and known mineral occurrences exhibiting a good geological setting and an excellent target area in which to conduct mineral exploration.

Thrust faulting is evident within the property area and surrounding or flanking the alluvial covered valleys on the mineral claim area suggests mineral occurrences or structurally prepared bedrock should be sought after in those areas.

                       [MAP SHOWING THE REGIONAL GEOLOGY]

                   [LEGEND GRAPHIC FOR REGIONAL GEOLOGY MAP]

MINERALIZATION

By far the largest production in the County comes from the vein-type of gold and silver occurrences in quartz fissures in either pre-Tertiary volcanic or Tertiary volcanic host rocks.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claims. Readily available commodities markets exist in the U.S. and around the world for the sale of gold, silver and other minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

Our exploration programs in Nevada are subject to state and federal regulations regarding environmental considerations. All operations involving the exploration for the production of minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of streams and fresh water sources, odor, noise, dust and other environmental protection controls adopted by federal, state and local governmental authorities as well as the rights of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming and may delay commencement or continuation of exploration or production operations. Future legislation may significantly emphasize the protection of the environment, and, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as further interpretation of existing laws in the United States, may require substantial increases in equipment and operating costs and delays, interruptions, or a termination of operations, the extent of which cannot be predicted. Environmental problems known to exist at this time in the United States may not be in compliance with regulations that may come into existence in the future. This may have a substantial impact upon the capital expenditures required of us in order to deal with such problem and could substantially reduce earnings.

The regulatory bodies that directly regulate our activities are the Bureau of Land Management (Federal) and the Nevada Department of Environmental Protection (State).

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. We paid $7,000 for the geology report and staking of the claims.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employees are our officers, Damian and Nicole O'Hara who currently devote 4-5 and 2-3 hours, respectively, per week to company matters and after receiving funding they plan to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employees.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION


Our cash balance at June 30, 2007 was $1,730. Subsequent to the June 30, 2007 financials, on July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000. We believe our cash balance is sufficient to fund our limited levels of operations until November 2007. If we experience a shortage of funds prior to funding we may utilize funds from our directors, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $10,000 in equity securities to pay for our minimum level of operations. We have issued 2,400,000 shares of common stock to Damian O'Hara in repayment of $7,000 paid on behalf of the company for the acquisition of the mining claims.


Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of silver and other minerals. There is the possibility that our claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claims to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first two phases of the exploration program. In addition to the $25,000 we anticipate spending for the exploration program as outlined below, we anticipate spending an additional $20,000 on professional fees, including fees payable in complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $45,000, which is the amount to be raised in this offering and our cash on hand. We will require the funds from this offering to proceed.

The following work program has been recommended by the consulting geologist who prepared the geology report.

PHASE 1

Detailed prospecting, mapping and MMI soil geochemistry.
This program is expected to take 30-45 days to complete
including turnaround time on the analyses that are
conducted exclusively in Australia. The estimated cost
for this all inclusive program is                                    $10,000

PHASE 2

Magnetometer and VLF electromagnetic, grid controlled
surveys over the areas of interest determined by the
Phase 1 survey. This program is expected to take two
weeks to complete. Included in this estimated cost is
transportation, accommodation, board, grid installation,
the two geophysical surveys, maps and report                         $15,000

PHASE 3

Induced polarization and EM-resistivity surveys over
grid controlled anomalous areas of interest outlined by
the Phase 1&2 fieldwork. The estimated time to complete
this phase is three weeks. Hoe or bulldozer trenching,
mapping and sampling of bedrock anomalies. Includes
assays, detailed maps and reports                                    $35,000
                                                                     -------

                                                  Total              $60,000
                                                                     =======

Each phase following phase 1 is contingent upon favorable results from the previous phase.

If we are successful in raising the funds from this offering we plan to commence Phase 1 of the exploration program on the claims in the Fall of 2007. We expect this phase to take 30 - 45 days to complete.

The above program costs are management's estimates based upon the recommendations of the professional consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. The estimated cost of this program is $15,000 and will take approximately 2 weeks to complete.

Following phase two of the exploration program, if it proves successful, and we can raise necessary funding, we intend to proceed with phase three of our exploration program. The estimated cost of this program is $35,000 and will take approximately 3 weeks to complete.

We anticipate commencing the second phase of our exploration program in Spring 2008. We have a verbal agreement with James McLeod, the consulting geologist who prepared the geology report on our claims, to retain his services for our planned exploration program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with phase 3 of the program and any work after the exploration program if we find mineralization.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for our exploration program. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first two phases of our exploration program are successful in identifying mineral deposits we will proceed with phase three and any subsequent drilling and extraction. The sources of funding we may consider to fund this work include a second public offering, a private placement of our securities or loans from our directors or others.

Our directors have agreed to advance funds as needed until the offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one mineral property held in the company's name, on which the net proceeds of the offering will be spent, is the Eat 1-4 Mineral Claims, comprised of a total of 82.64 acres. We have not carried out any exploration work on the claims and have incurred no exploration costs.


We received our initial funding of $5,000 through the sale of common stock to Mr. and Mrs. O'Hara, our officers and directors, who each purchased 500,000 shares of our common stock at $0.005 per share on March 5, 2007. A total of 1,400,000 shares were issued to Damian O'Hara in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims. On July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share). From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 5, 2007) through June 30, 2007 report no revenues and a net loss of $10,470.


NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. The office facilities at 167 Caulder Drive, Oakville, Ontario, Canada are provided to us on a rent free basis by the directors of the company. The facilities include telephone, fax, and office facilities. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Damian and Nicole O'Hara will not be paid for any underwriting services that they perform on our behalf with respect to this offering. They will also not receive any interest on any funds that they may advance to us for expenses incurred prior to the offering being closed. Any funds loaned will be repaid from the proceeds of the offering.

On March 5, 2007, a total of 1,000,000 shares of Common Stock were issued to Mr. and Mrs. O'Hara in exchange for $5,000 US, or $.005 per share. On March 29, 2007 a total of 1,400,000 shares were issued to Damian O'Hara in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims. On July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share). All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by an officer and director of the Company. (See "Principal Stockholders".)

Damian O'Hara has loaned the company $200 for which there are no specific terms of repayment and the loan collects no interest.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Northern Minerals Inc.; nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Northern Minerals Inc. had two shareholders of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officers receive no compensation. The current Board of Directors is comprised of Mr. and Mrs. O'Hara.

                           Summary Compensation Table

                                                 Other
Name &                                           Annual      Restricted                           All Other
Principal                                       Compen-        Stock        Options      LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)     Awards($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------     ---------     -------   ----------  ---------
D O'Hara         2007      -0-         -0-         -0-           -0-          -0-         -0-         -0-
President

N O'Hara
Secretary        2007      -0-         -0-         -0-           -0-          -0-         -0-         -0-

There are no current employment agreements between the company and its executive officer.

On March 5, 2007, a total of 1,000,000 shares of common stock were issued to Mr. and Mrs. O'Hara (500,000 shares each) in exchange for cash in the amount of $5,000 U.S., or $.005 per share.

On March 29, 2007 a total of 1,400,000 shares were issued to Damian O'Hara in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims.

On July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share).

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Mr. O'Hara currently devotes approximately 4-5 hours per week to manage the affairs of the company. Mrs. O'Hara currently devotes 2-3 hours per week to the company. They have agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS


The financial statements of Northern Minerals Inc. for the year ended March 31, 2007, and related notes, included in this prospectus have been audited by Lawrence Scharfman, CPA, and have been so included in reliance upon the opinion of such accountant given upon his authority as an expert in auditing and accounting. The reviewed financial statements prepared by the company for the period ending June 30, 2007, and related notes, have also been included.


      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

INDEPENDENT AUDITORS' REPORT

Northern Minerals Inc.
C/O Damian O'Hara
711 S Carson St Suite
Carson City Nevada 89701

We have audited the accompanying balance sheet of Northern Minerals Inc. as of March 31,2007 and the related statements of operations, stockholders equity and cash flows for the inception period March 5,2007 to March 31,2007.

These  statements  are  the   responsibility   of  Company's   Management.   Our
responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit include examining, on a test basis , evidence supporting the amounts and disclosures in the financial statements.An audit also includes assessing the accounting principles used and signif- icant estimates made by management, as well as evaluating the overall financial statement presentation. We believe thtat our audit provides a reasonable basis for our opinion.

The company has had difficulty in generating sufficient cash flow to meet its obligations, and is dependent on management's ability to develop profitable operations. These factors, among others may raise substantial doubt about their ability to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects , the financial position of Northern Minerals Inc.as of March 31,2007 and the related statements of operations, stockholders equity and cash flows for the period of inception March5,2007 to March31,2007 in conformity with generally accepted accounting principles.


Boynton Beach Florida                                /s/ Lawrence Scharfman CPA
June 7,2007                                          ---------------------------

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------



                                                                        As of
                                                                       March 31,
                                                                         2007
                                                                       -------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $   200
  Subscription receivable                                                5,000
                                                                       -------
TOTAL CURRENT ASSETS                                                     5,200
                                                                       -------

                                                                       $ 5,200
                                                                       =======
                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                     $   415
  Loan from a director                                                     200
                                                                       -------
TOTAL CURRENT LIABILITIES                                                  615

TOTAL LIABILITIES                                                          615

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 2,400,000 shares issued and outstanding
   as of March 31, 2007                                                  2,400
  Additional paid-in capital                                             9,600
  Deficit accumulated during exploration stage                          (7,415)
                                                                       -------
TOTAL STOCKHOLDERS' EQUITY                                               4,585
                                                                       -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 5,200
                                                                       =======


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                                 March 5, 2007
                                                                  (inception)
                                                                    through
                                                                 March 31, 2007
                                                                 --------------
REVENUES
  Revenues                                                        $        --
                                                                  -----------
TOTAL REVENUES                                                             --

GENERAL & ADMINISTRATIVE EXPENSES                                       7,415
                                                                  -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                (7,415)
                                                                  -----------

NET INCOME (LOSS)                                                 $    (7,415)
                                                                  ===========

BASIC EARNINGS PER SHARE                                          $     (0.01)
                                                                  ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          1,155,556
                                                                  ===========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                  Statement of Changes in Stockholders' Equity
              From March 5, 2007 (Inception) through March 31, 2007
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                     Accumulated
                                                          Common       Additional      During
                                            Common        Stock         Paid-in      Exploration
                                            Stock         Amount        Capital        Stage           Total
                                            -----         ------        -------        -----           -----
BALANCE, MARCH 5, 2007                           --     $       --     $       --    $       --     $       --

Stock issued for cash on March 5, 2007
 @ $0.005 per share                       1,000,000          1,000          4,000                        5,000

Stock issued for mining claims on
 March 29, 2007 @ $0.005 per share        1,400,000          1,400          5,600                        7,000

Net loss, March 31, 2007                                                                 (7,415)        (7,415)
                                         ----------     ----------     ----------    ----------     ----------

BALANCE, MARCH 31, 2007                   2,400,000     $    2,400     $    9,600    $   (7,415)    $    4,585
                                         ==========     ==========     ==========    ==========     ==========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------


                                                                  March 5, 2007
                                                                   (inception)
                                                                     through
                                                                  March 31, 2007
                                                                  --------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                 $ (7,415)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (decrease) in Loan from a director                          200
    Increase (decrease) in Accounts payable                              415
    (Increase) decrease in Subscritpion receivable                    (5,000)
                                                                    --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (11,800)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES             --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             2,400
  Additional paid-in capital                                           9,600
                                                                    --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         12,000
                                                                    --------

NET INCREASE (DECREASE) IN CASH                                          200

CASH AT BEGINNING OF PERIOD                                               --
                                                                    --------
CASH AT END OF YEAR                                                 $    200
                                                                    ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                          $     --
                                                                    ========
  Income Taxes                                                      $     --
                                                                    ========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Northern Minerals Inc. (the "Company") was incorporated under the laws of the State of Nevada on March 5, 2007. The Company's activities to date have been limited to organization and capital formation. The Company is "an exploration stage company" and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.
 Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

EARNINGS PER SHARE

Basic Earnings per Share (OEPSO) is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 OAccounting for Income TaxesO. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

NOTE 3 - MINERAL CLAIMS

On March 29, 2007 the Company acquired a 100% interest in a total of four mineral claims located in the Weepah Hills area of Esmeralda County, Nevada.

The claims and related geological report were acquired for 1,400,000 shares of common stock valued at $.005 per share for a total of $7,000. These costs have been expensed as exploration costs during the year ended March 31, 2007.

NOTE 4 - COMMON STOCK

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On March 5, 2007 the Company issued 500,000 shares of common stock to Damian O'Hara, a director and 500,000 shares of common stock to Nicole O'Hara, a director, for cash in the amount of $0.005 per share for a total of $5,000.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 4 - COMMON STOCK (continued)

On March 29, 2007 the Company issued a total of 1,400,000 shares of common stock at $.005 per share to Damian O'Hara in repayment of $7,000 paid on behalf of the Company for the acquisition of the mining claims.

NOTE 5 - RELATED PARTY TRANSACTIONS

Damian O'Hara and Nicole O'Hara, the officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Damian O'Hara and Nicole O'Hara, the officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of $415 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                              AS AT MARCH 31, 2007


NOTE 6 - GOING CONCERN (continued)

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,000,000 shares for sale at $.02 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 7 - SUBSEQUENT EVENTS

The Company has not had any subsequent events.

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                    As of              As of
                                                                   June 30,           March 31,
                                                                     2007               2007
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  1,730           $    200
  Subscription receivable                                                --              5,000
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                  1,730              5,200
                                                                   --------           --------

                                                                   $  1,730           $  5,200
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $     --           $    415
  Loan from a director                                                  200                200
                                                                   --------           --------

TOTAL CURRENT LIABILITIES                                               200                615

TOTAL LIABILITIES                                                       200                615

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,000,000 shares issued and outstanding
   as at June 30, 2007 and March 31, 2007                             2,400              2,400
  Additional paid-in capital                                          9,600              9,600
  Deficit accumulated during exploration stage                      (10,470)           (10,470)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                            1,530              1,530
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $  1,730           $  2,145
                                                                   ========           ========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                   March 5, 2007
                                               Six Months           (inception)
                                                 Ended                through
                                              June 30, 2007        June 30, 2007
                                              -------------        -------------
REVENUES
  Revenues                                    $        --           $        --
                                              -----------           -----------
TOTAL REVENUES                                         --                    --

EXPENSES
  Professional Fees                                 3,000                 3,000
  General & Administrative Expenses                    55                 7,470
                                              -----------           -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES            (3,055)              (10,470)
                                              -----------           -----------

NET INCOME (LOSS)                             $    (3,055)          $   (10,470)
                                              ===========           ===========

BASIC EARNINGS PER SHARE                      $     (0.00)
                                              ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                      2,400,000
                                              ===========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (An Exploration Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                                          March 5, 2007
                                                                      Six Months           (inception)
                                                                        Ended                through
                                                                     June 30, 2007        June 30, 2007
                                                                     -------------        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                    $ (3,055)            $(10,470)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     Increase (decrease) in Loan from a director                             --                  200
     Increase (decrease) in Accounts payable                               (415)                  --
     (Increase) decrease in Subscritpion receivable                       5,000                   --
                                                                       --------             --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES             1,530              (10,270)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                --                   --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                   --                2,400
  Additional paid-in capital                                                 --                9,600
                                                                       --------             --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                --               12,000
                                                                       --------             --------

NET INCREASE (DECREASE) IN CASH                                           1,530                1,730

CASH AT BEGINNING OF PERIOD                                                 200                   --
                                                                       --------             --------
CASH AT END OF YEAR                                                    $  1,730             $  1,730
                                                                       ========             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                             $     --             $     --
                                                                       ========             ========
  Income Taxes                                                         $     --             $     --
                                                                       ========             ========


                       See Notes to Financial Statements

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 1 - NATURE AND PURPOSE OF BUSINESS

Northern Minerals Inc. (the "Company") was incorporated under the laws of the State of Nevada on March 5, 2007. The Company's activities to date have been limited to organization and capital formation. The Company is "an exploration stage company" and has acquired a series of mining claims for exploration and formulated a business plan to investigate the possibilities of a viable mineral deposit.

NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company considers revenue to be recognized at the time the service is performed.

USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's short-term financial instruments consist of cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities.
 Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash. During the year the Company did not maintain cash deposits at financial institution in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 2 - NATURE OF SIGNIFICANT ACCOUNTING POLICIES (continued)

EARNINGS PER SHARE

Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrant. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during any of the periods presented.

CONCENTRATION OF CREDIT RISK

The Company does not have any concentration of related financial credit risk.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact to its financial statements.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 3 - MINERAL CLAIMS

On March 29, 2007 the Company acquired a 100% interest in a total of four mineral claims located in the Weepah Hills area of Esmeralda County, Nevada.

The claims and related geological report were acquired for 1,400,000 shares of common stock valued at $.005 per share for a total of $7,000. These costs have been expensed as exploration costs during the year ended March 31, 2007.

NOTE 4 - COMMON STOCK

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On March 5, 2007 the Company issued 500,000 shares of common stock to Damian O'Hara, a director and 500,000 shares of common stock to Nicole O'Hara, a director, for cash in the amount of $0.005 per share for a total of $5,000.

On March 29, 2007 the Company issued a total of 1,400,000 shares of common stock at $.005 per share to Damian O'Hara in repayment of $7,000 paid on behalf of the Company for the acquisition of the mining claims.

NOTE 5 - RELATED PARTY TRANSACTIONS

Damian O'Hara and Nicole O'Hara, the officers and directors of the Company may, in the future, become involved in other business opportunities as they become available, thus they may face a conflict in selecting between the Company and their other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Damian O'Hara and Nicole O'Hara, the officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                             NORTHERN MINERALS INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS AT JUNE 30, 2007


NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has no sales and has incurred a net loss of
$10,470 since inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations form the development of its mineral properties. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 2,000,000 shares for sale at $.02 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 7 - SUBSEQUENT EVENTS

On July 3, 2007 the Company issued 1,000,000 shares of common stock to Nicole O'Hara, a director, for cash in the amount of $0.005 per share for a total of $5,000.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Northern Minerals Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Northern Minerals, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee          $    1
     Accounting fees and expenses                                 $2,000
     Legal fees                                                   $1,500
     Preparation and EDGAR conversion fees                        $1,600
     Transfer Agent fees                                          $1,200
     Printing                                                     $  699
                                                                  ------
     Total                                                        $7,000
                                                                  ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 5, 2007, a total of 1,000,000 shares of common stock were issued to Mr. and Mrs. O'Hara (500,000 shares each) in exchange for cash in the amount of $5,000 U.S., or $.005 per share.

On March 29, 2007 a total of 1,400,000 shares were issued to Damian O'Hara in repayment of $7,000 he paid on behalf of the company for the acquisition of the mining claims.

On July 3, 2007, Nicole O'Hara purchased 1,000,000 shares of our common stock for $5,000 ($0.005 per share).

                                    EXHIBITS


     Exhibit 3.1     Articles of Incorporation*
     Exhibit 3.2     Bylaws*
     Exhibit 5.1     Opinion re: Legality
     Exhibit 23.1    Consent of counsel (See Exhibit 5.1)
     Exhibit 23.2    Consent of independent auditor
     Exhibit 23.3    Consent of professional mining engineer (See Exhibit 99.2)*
     Exhibit 99.1    Subscription Agreement*
     Exhibit 99.2    Geology Report*

----------
*  Previously Included


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Oakville, Province of Ontario, on September 4, 2007.


                                   Northern Minerals Inc.


                                       /s/ Damian O'Hara
                                       -----------------------------------------
                                   By: Damian O'Hara
                                       (Director,  Principal  Executive  Officer
                                       & Principal Financial Officer)


                                        /s/ Nicole O'Hara
                                       -----------------------------------------
                                   By: Nicole O'Hara
                                       (Director, Secretary)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Damian O'Hara                                              September 4, 2007
-------------------------------------                          -----------------
Damian O'Hara, President & Director                                 Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)


/s/ Nicole O'Hara                                              September 4, 2007
-------------------------------------                          -----------------
Nicole O'Hara, Secretary & Director                                 Date